VIACOM AND CBS TO COMPLETE MERGER TOMORROW

                Combination Creates $91 Billion Media Powerhouse
         With Preeminent Programming, Powerful Brands, and Global Reach

             New Viacom Is World's Largest Platform for Advertising, Spanning TV and Radio Broadcasting, Cable, Outdoor, and the Internet


New York, New York, May 3, 2000 - Viacom Inc. (NYSE: VIA and VIA.B) has received all regulatory approvals and will merge with CBS Corporation (NYSE: CBS) tomorrow, creating an $91 billion global media powerhouse with preeminent programming, powerful brands, global reach and the largest platform for advertising across the media landscape, it was announced today by Sumner M. Redstone, Chairman and Chief Executive Officer, and Mel Karmazin, President and Chief Operating Officer.

The new company, called Viacom, is composed of some of the most well-known and respected media properties in the world, including MTV, CBS Television, Nickelodeon, CBS Sports, Paramount Pictures, CBS News, Infinity Broadcasting, Paramount Television, UPN, Blockbuster, VH1, Showtime, TDI and Infinity Outdoor, and Simon & Schuster, among others. The combined company is a leader in the production, promotion, and distribution of entertainment, news, sports, and music to audiences of all ages in more than 100 countries worldwide. Viacom's formidable distribution assets include large television and radio station groups and networks, leading domestic and international outdoor advertising operations, and Internet holdings comprising trafficked sites in music, children's entertainment, news, sports, e-commerce, and others.

Under terms of the transaction, which is tax free for shareholders of CBS and Viacom, each share of CBS Common Stock has been converted into the right to receive 1.085 shares of Viacom Class B Common Stock and each share of CBS Series B Preferred Stock has been converted into the right to receive 1.085 shares of Viacom Series C Preferred Stock. CBS shareholders will receive a cash payment in lieu of any fractional shares.


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Mr. Redstone said: "This is a truly momentous and historic occasion for Viacom as we combine with CBS to create an unparalleled entertainment and information enterprise, with incomparable creative capability and extraordinary reach. Our businesses span all ages and all audiences, across virtually all media. Three-quarters of our assets, including radio, cable networks, and outdoor media, are in the fastest-growing areas of our industry, with growth rates of at least 20% and margins of nearly 45%. The new Viacom will also generate significant free cash flow, providing financial flexibility and creating a preeminent growth vehicle for shareholders.

"I am happy to welcome CBS shareholders and employees to the Viacom family," Mr. Redstone added. "Working together, and benefiting from the extraordinary expertise of Mel Karmazin, we will create a new era of creative and financial success for the company."

Mr. Karmazin said: "Viacom and CBS are two powerful companies, each with strong fundamentals and complementary strengths, including a legacy of creative excellence and brand building that is second to none. As a fully integrated media company, with leadership positions in nearly every major media sector, Viacom represents a broad and unprecedented platform for advertisers and a tremendous growth opportunity for our employees and for our shareholders.

"I am looking forward to working with Sumner and the talented managers of Viacom and CBS to quickly integrate our operations, details of which will be announced in the coming weeks."

The company also announced that the members of the Viacom Board of Directors are Messrs. Redstone and Karmazin; Mr. George S. Abrams, attorney, Winer and Abrams; Mr. George H. Conrades, Chairman and Chief Executive Officer, Akamai Technologies, Inc.; Mr. Philippe P. Dauman and Mr. Thomas E. Dooley, both former Viacom Deputy Chairmen; Mr. William H. Gray III, President and CEO, The College Fund/UNCF; Mr. Jan Leschly, retired Chief Executive, SmithKline Beecham; Mr. David T. McLaughlin,


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Chairman and CEO, Orion Safety Products; Mr. Ken Miller, Vice Chairman, Credit
Suisse First Boston Corp.; Mr. Leslie Moonves, President and CEO, CBS Television; Mr. Brent D. Redstone, attorney; Ms. Shari Redstone, President, National Amusements, Inc.; Mr. Frederic V. Salemo, Senior Executive Vice President and CFO/Strategy and Business Development, Bell Atlantic Corp.; Mr. William Schwartz, Counsel to Cadwalader, Wickersham & Taft; Mr. Ivan Sidenberg, Chairman and CEO, Bell Atlantic Corp.; Ms. Patty Stonesifer, Co-Chair and President, Bill and Melinda Gates Foundation; and Mr. Robert D. Walter, Chairman and CEO, Cardinal Health, Inc.

Viacom Inc. is one of the world's largest entertainment and media companies, and a leader in the production, promotion and distribution of entertainment, news, sports, and music. More information on Viacom is available at www.viacom.com.


Note: Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Viacom to be materially different from any future results. Refer to the Company's Annual Report on Form 10-K for the 1999 year and subsequent reports filed with the Securities and Exchange Commission for additional information concerning such risks and uncertainties.

Contacts:
--------

Carl D. Folta                       Susan Duffy
212-258-6352                        212-258-6347
carl.folta@viacom.com               susan.duffy@viacom.com



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